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                                                                     Exhibit 5.1




                                  April 3, 2000


i3 Mobile, Inc.
181 Harbor Drive, Third Floor
Stamford, Connecticut  06902

Gentlemen:

     As counsel for i3 Mobile, Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-1 (File No. 333-94191), first filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, (the "Act") on January 7, 2000, as amended and supplemented (the "Registration Statement"), which relates to your offering of 4,400,000 shares of the Company's Common Stock (together with 660,000 shares of Common Stock to cover over allotments, if any), par value $0.01 per share (the "Shares").

     In connection with the foregoing, we have examined the Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Registration Statement and all amendments thereto, the Amended and Restated Bylaws of the Company filed as Exhibit 3.7 to the Registration Statement and all amendments thereto, the Underwriting Agreement in a form similar to the one filed as
Exhibit 1.1 to the Registration Statement, the Registration Statement and all amendments thereto and such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies) and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, after payment therefor in advance and in accordance with the terms and provisions of the Underwriting Agreement and issuance of the certificates therefor by the Company, will be duly and validly issued, fully paid and nonassessable.

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     The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,



                                              PIPER MARBURY RUDNICK & WOLFE LLP